EXHIBIT 10.2

 EXHIBIT B

SELLER SUPPORT AGREEMENT

THIS SELLER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2025, by and among Pantages Capital Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”) and MacMines Austasia Pty Ltd, an Australian proprietary company limited by shares (the “Company” or “Seller”). Purchaser and the Company are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, on November 18, 2025, Purchaser, the Company, HORIZON MINING LIMITED, a Cayman Islands exempted company (“Pubco”), Jincheng Yao, an individual in the capacity under the Business Combination Agreement as Seller Representative (including any successor Seller Representative appointed in accordance therewith, “Seller Representative”), HORIZON MERGER 1 LIMITED, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and Horizon Mining SPV Pty Ltd, an Australian proprietary company limited by shares and a wholly owned subsidiary of the Company entered into a Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Purchaser (the “Merger”) with Purchaser surviving the Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Purchaser being converted into the right to receive Pubco Ordinary Shares, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Company agrees to enter into this Agreement with respect to all Subject Shares (as defined below) of which the Company now or hereafter has beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership;

WHEREAS, upon completion of the Reorganization, the Company will thereafter acquire Reorganization Shares (all such Reorganization Shares, together with any Pubco Ordinary Shares of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Company (or any securities convertible into or exercisable or exchangeable for Pubco Ordinary Shares) during the period from the date hereof through the Expiration Time (as defined below) are collectively referred to herein as the “Subject Shares”);

WHEREAS, as a condition to the willingness of Purchaser to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Company has agreed to enter into this Agreement; and

WHEREAS, Each of Purchaser and the Company has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

B-1

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 thereof, and (c) the mutual written agreement of Purchaser and the Company.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, the Company agrees not to (a) Transfer any Subject Shares or (b) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, the Company may Transfer any Subject Shares to any partner, member, or affiliate of the Company in accordance with the terms of the Organizational Documents of the Company. The Company may Transfer any Subject Shares upon the consent of Purchaser; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Purchaser, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as the Company, prior to and as a condition to the occurrence of such Transfer.

2.2. Additional Purchases. Until the Expiration Time, the Company agrees that any Subject Shares that are otherwise hereinafter acquired by the Company or with respect to which the Company otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by the Company as of the date hereof. The Company agrees, while this Agreement is in effect, to notify Purchaser promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by the Company, if any, after the date hereof.

2.3. Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Ownership and Voting of Subject Shares.

3.1. Ownership of Subject Shares. Immediately following the Reorganization, the Company shall have either (a) sole ownership of the Subject Shares, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Company’s Organizational Documents, or (b) the power to vote (including, without limitation, by proxy or power of attorney) the Subject Shares. The Company shall have, as of the date of the Reorganization and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Company set forth in this Agreement, in each case, over all Subject Shares. There are no claims for finder’s fees or brokerage commissions or other like payments in connection  with this Agreement or the transactions contemplated hereby payable by the Company pursuant to arrangements made by the Company, except as otherwise may have previously been disclosed by the Company.

3.2 Voting of Subject Shares. From and after the date hereof and until the Expiration Time, the Company hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of Pubco (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Pubco requested by the Organizational Documents of Pubco or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after Pubco, as applicable, requests such delivery), the Company shall cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Company shall vote all of the Subject Shares to which the Company has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares:

(i) in favor of (a) the Mergers, the Business Combination Agreement, the Ancillary Documents, any required amendments to Pubco’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (b) in favor of the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of Pubco to a later date;

B-2

(ii) in opposition to, other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; and

(iii) in any other circumstances upon which a vote, consent or other approval with respect to the Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of the Company’s Subject Shares held at such time in favor of the foregoing; provided, however, that the Company shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of Pubco Ordinary Shares being issued to holders of Reorganization Shares as contemplated by the Business Combination Agreement.

4. Additional Agreements.

4.1. No Challenges. The Company agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub, Pubco, or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.2. Further Actions. The Company agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of the Company contained in this Agreement inaccurate in any material respect. The Company further agrees that it shall use its reasonable best efforts to cooperate with Purchaser to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3. Appraisal; Dissenters’ Rights. The Company agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Business Combination Agreement, the Ancillary Documents and the Transactions contemplated thereby.

4.4. Corporate Change. In the event of any equity dividend or distribution, or any change in the equity interests of Pubco by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed, converted or exchanged or which are received in such transaction.

4.5. Further Assurance. From time to time, at Purchaser’s or Pubco’s request and without further consideration, the Company shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Business Combination Agreement.

4.6. Consent to Disclosure. The Company hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or Pubco to any Governmental Authority or to securityholders of Purchaser) of the Company’s identity and beneficial ownership of the Subject Shares and the nature of the Company’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchaser or Pubco, a copy of this Agreement. The Company will promptly provide any information reasonably requested by Purchaser or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

B-3

5. Representations and Warranties of the company.

The Company hereby represents and warrants to Purchaser as follows:

5.1. Due Authority. The Company has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.2. No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Company, (ii) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Company, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares owned by the Company pursuant to any contract or agreement to which the Company is a party or by which the Company is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

B-4

5.3. Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impair the ability of the Company to perform the Company’s obligations hereunder or to consummate the transactions contemplated hereby.

5.4. Absence of Other Voting Agreement. Except for this Agreement, the Company has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of Pubco or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of Pubco (other than as contemplated by this Agreement).

5.5. Reliance by Purchaser. The Company understands and acknowledges that Purchaser is entering into the Business Combination Agreement in reliance upon the Company’s execution and delivery of this Agreement.

5.6. The Company Has Adequate Information. The Company is a sophisticated shareholder and has adequate information concerning the business and financial condition of Purchaser and Pubco to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Purchaser or Pubco, and based on such information as the Company has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company acknowledges that none of the Purchaser or Pubco has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. The Company acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any Party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1. Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

7.2. Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Purchaser shall be allocated as set forth in the Business Combination Agreement.

7.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, Pubco, the Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4. Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Effective Time, (a) Purchaser may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to their obligations contained herein, and (b) the Company may (i) extend the time for the performance of any obligation or other act of Purchaser, (ii) waive any inaccuracy in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto and (iii) waive compliance with any agreement of Purchaser or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Purchaser.

B-5

7.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

if to Purchaser:

Pantages Capital Acquisition Corporation

221 W. 9th St., #859

Wilmington, Delaware 19801

Attn: William Snyder

E-mail: bill@shepherdavecapital.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

Suite 1115, Bund Center

222 Yan An Road East

Shanghai 200002, PRC

Attn: Jia Yan, Esq.

Email: jia.yan@pillsburylaw.com

if to the Company:

MacMines Austasia Pty Ltd

Suite 443, 1883 Huamu Road,

Pudong district, Shanghai 200127, China

Attn: Jincheng Yao

E-mail: YaoJincheng1101@163.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St, Suite 2400

Houston, TX 77002

Attn: Louis Savage, Esq.

Email: lsavage@winston.com

7.6. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

B-6

7.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8. Entire Agreement; Assignment. This Agreement (together with each Transaction Document to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9. Certificates. Promptly following the date of this Agreement, Pubco shall advise its transfer agent in writing that the Company’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of Pubco, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

7.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11. Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

7.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of New York without regard to the conflict of law provisions therein. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in the City of New York, in the State of New York. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

B-7

7.13. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court of competent jurisdiction without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15. Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16. Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Company or any of its Subsidiaries. The Company is executing this Agreement solely in such capacity as a record or beneficial holder of the Subject Shares.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

B-8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Company:

MACMINES AUSTASIA PTY LTD

By:	/s/ Yingyi Cheng
Name:	Yingyi Cheng
Title:	Director

By:	/s/ Xiangwei Fei
Name:	Xiangwei Fei
Title:	Director

Purchaser:

PANTAGES CAPITAL ACQUISITION CORPORATION

By:	/s/ William W. Snyder
Name:	William W. Snyder
Title:	Chief Executive Officer

[Signature Page to Seller Support Agreement]

B-9